Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in the Registration Statement of Washington Mutual, Inc. in Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of our report dated February 14, 1997, appearing on the Annual Report on Form 10-K/A of Washington Mutual, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Independent Auditors" in the Prospectus, which is part of this Registration Statement.



                                           /s/ Deloitte & Touche LLP

                                           DELOITTE & TOUCHE LLP


Seattle, Washington
July 1, 1997




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